                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS SECOND QUARTER 2026 RESULTS

HOUSTON, August 4, 2026 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended June 30, 2026.

•Net income attributable to Par Pacific stockholders of $462.1 million, or $9.35 per diluted share
•Adjusted Net Income attributable to Par Pacific stockholders of $499.2 million, or $10.10 per diluted share
•Adjusted EBITDA of $571.3 million
•Hawaii turnaround substantially complete, with the majority of processing units now online
•Completed $500 million Senior Unsecured Notes offering, reducing term debt by more than $130 million

The Company reported net income attributable to Par Pacific stockholders of $462.1 million, or $9.35 per diluted share, for the quarter ended June 30, 2026, compared to $59.5 million, or $1.17 per diluted share, for the same quarter in 2025. Second quarter 2026 Adjusted Net Income attributable to Par Pacific stockholders was $499.2 million, compared to $78.3 million in the second quarter of 2025. Second quarter 2026 Adjusted EBITDA was $571.3 million, compared to $137.8 million in the second quarter of 2025. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Our second quarter financial results reflect strong operational and commercial execution in a constructive market,” said Will Monteleone, President and Chief Executive Officer. “With our annual turnaround maintenance substantially complete, we are well positioned to capitalize on the current favorable margin environment.”

Refining
The Refining segment reported operating income of $629.9 million in the second quarter of 2026, compared to $81.3 million in the second quarter of 2025. Adjusted Gross Margin for the Refining segment was $680.4 million in the second quarter of 2026, compared to $231.8 million in the second quarter of 2025.

Refining segment Adjusted EBITDA was $552.0 million in the second quarter of 2026, compared to $108.4 million in the second quarter of 2025. Refining segment throughput was 181 thousand barrels per day (Mbpd) for the second quarter of 2026, compared to 187 Mbpd for the second quarter of 2025.

Hawaii
The Hawaii Index averaged $46.06 per barrel in the second quarter of 2026, compared to $8.57 per barrel in the second quarter of 2025. Throughput in the second quarter of 2026 was 73 Mbpd, compared to 88

Mbpd for the same quarter in 2025. Production costs were $6.43 per throughput barrel in the second quarter of 2026, compared to $4.18 per throughput barrel in the same period of 2025.

The Hawaii refinery’s Adjusted Gross Margin was $57.00 per barrel during the second quarter of 2026, including a net price lag impact of approximately $76.5 million, or $11.49 per barrel, compared to Adjusted Gross Margin of $10.18 per barrel during the second quarter of 2025.

The net price lag impact reflects the Hawaii refinery's contractual sales volumes that are priced based on prior-month and prior-week average market prices. The second quarter 2026 net price lag benefit was driven by lower refined product prices in June relative to March, partially reversing the negative net price lag impact recognized in the first quarter of 2026 as refined product prices increased rapidly. In general, declining refined product prices produce a positive net price lag impact, while rising prices produce a negative net price lag impact.

Montana
The Montana Index averaged $25.76 per barrel in the second quarter of 2026, compared to $20.29 per barrel in the second quarter of 2025. The Montana refinery’s throughput in the second quarter of 2026 was 53 Mbpd, compared to 44 Mbpd for the same quarter in 2025. Production costs were $10.16 per throughput barrel in the second quarter of 2026, compared to $14.18 per throughput barrel in the same period of 2025.

The Montana refinery’s Adjusted Gross Margin was $37.22 per barrel during the second quarter of 2026, compared to $22.30 per barrel during the second quarter of 2025.

Washington
The Washington Index averaged $20.27 per barrel in the second quarter of 2026, compared to $15.37 per barrel in the second quarter of 2025. The Washington refinery’s throughput was 41 Mbpd in the second quarter of 2026, compared to 41 Mbpd in the second quarter of 2025. Production costs were $4.21 per throughput barrel in the second quarter of 2026, compared to $3.73 per throughput barrel in the same period of 2025.

The Washington refinery’s Adjusted Gross Margin was $20.31 per barrel during the second quarter of 2026, compared to $11.47 per barrel during the second quarter of 2025.

Wyoming
The Wyoming Index averaged $28.73 per barrel in the second quarter of 2026, compared to $21.41 per barrel in the second quarter of 2025. The Wyoming refinery’s throughput was 14 Mbpd in the second quarter of 2026, compared to 13 Mbpd in the second quarter of 2025. Production costs were $15.28 per throughput barrel in the second quarter of 2026, compared to $14.50 per throughput barrel in the same period of 2025.

The Wyoming refinery's Adjusted Gross Margin was $34.03 per barrel during the second quarter of 2026, including a FIFO impact of approximately $(3.2) million, or $(2.48) per barrel, compared to Adjusted Gross Margin of $18.57 per barrel during the second quarter of 2025.

Retail
The Retail segment reported operating income of $14.6 million in the second quarter of 2026, compared to $20.8 million in the second quarter of 2025. Adjusted Gross Margin for the Retail segment was

$40.7 million in the second quarter of 2026, compared to $43.6 million in the same quarter of 2025.

Retail segment Adjusted EBITDA was $17.3 million in the second quarter of 2026, compared to $23.3 million in the second quarter of 2025. The Retail segment reported fuel sales volumes of 30.7 million gallons in the second quarter of 2026, compared to 30.8 million gallons in the same quarter of 2025. Second quarter 2026 same store fuel volumes declined by 0.8% and inside sales revenue increased by 1.0% compared to the second quarter of 2025.

Logistics
The Logistics segment reported operating income of $22.5 million in the second quarter of 2026, compared to $23.7 million in the second quarter of 2025. Adjusted Gross Margin for the Logistics segment was $35.1 million in the second quarter of 2026, compared to $34.4 million in the same quarter of 2025.

Logistics segment Adjusted EBITDA was $29.8 million in the second quarter of 2026, compared to $29.8 million in the second quarter of 2025.

Liquidity
Net cash provided by operations totaled $282.6 million for the three months ended June 30, 2026, including working capital outflows of $(312.2) million and deferred turnaround expenditures of $(19.5) million. Excluding these items, net cash provided by operations was $614.3 million for the three months ended June 30, 2026. We expect a substantial portion of these working capital outflows to reverse as commodity prices normalize and Hawaii inventory returns to more typical levels following the turnaround. Net cash provided by operations was $133.6 million for the three months ended June 30, 2025. Net cash used in investing activities totaled $(39.7) million for the three months ended June 30, 2026, consisting primarily of capital expenditures, compared to $(45.9) million for the three months ended June 30, 2025. Net cash used in financing activities totaled $(223.0) million for the three months ended June 30, 2026, compared to net cash used in financing activities of $(52.3) million for the three months ended June 30, 2025.
At June 30, 2026, Par Pacific’s cash balance totaled $185.0 million. Gross term debt was $505.7 million and net term debt was $320.7 million at June 30, 2026. Total liquidity was $1.4 billion at June 30, 2026.

Laramie Energy
During the second quarter of 2026, Par Pacific recorded $(1.7) million of equity losses related to Laramie Energy, LLC (“Laramie”). Laramie’s total net loss was $(6.7) million in the second quarter of 2026, including unrealized losses on derivatives of $(7.2) million, compared to a net income of $0.5 million in the second quarter of 2025. Laramie’s total Adjusted EBITDAX was $17.9 million in the second quarter of 2026, compared to $12.4 million in the second quarter of 2025.

Conference Call Information
A conference call is scheduled for Wednesday, August 5, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-800-715-9871 inside the U.S. or 1-646-307-1963 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until August 19, 2026, and may be accessed by calling 1-800-770-2030 inside the U.S. or 1-609-800-9909 outside the U.S. and using the conference ID 5483514.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the commercial and other benefits anticipated from the Hawaii renewable fuels joint venture; and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, military conflicts in the Middle East, the political activity in Venezuela, Houthi related disruptions in the Red Sea, the ongoing military conflict with Iran and disruptions in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; the impacts of tariffs; potential operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel Vitter
VP, Investor Relations & Sustainability
(832) 916-3355
ir@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$2,968,869	$1,893,438	$4,792,619	$3,638,474
Operating expenses
Cost of revenues (excluding depreciation)	2,116,189	1,593,479	3,674,693	3,152,839
Operating expense (excluding depreciation)	157,122	148,680	299,640	292,834
Depreciation and amortization	36,454	34,712	70,914	71,298
General and administrative expense (excluding depreciation)	28,047	23,648	52,922	47,891
Equity earnings from refining and logistics investments	(7,468)	(7,305)	(13,297)	(14,819)
Acquisition and integration costs	—	—	64	—
Par West redevelopment and other costs	3,676	4,690	6,661	8,672
Other operating loss (gain), net	296	(1,226)	1,147	(1,225)
Total operating expenses	2,334,316	1,796,678	4,092,744	3,557,490
Operating income	634,553	96,760	699,875	80,984
Other income (expense)
Interest expense and financing costs, net	(14,268)	(22,106)	(30,202)	(43,954)
Debt extinguishment and commitment costs	(11,461)	—	(11,523)	(25)
Other expense, net	(171)	(163)	(185)	(534)
Equity earnings (losses) from Laramie Energy, LLC	(1,666)	1,856	7,513	2,582
Total other expense, net	(27,566)	(20,413)	(34,397)	(41,931)
Income before income taxes	606,987	76,347	665,478	39,053
Income tax expense	(144,046)	(16,887)	(156,386)	(9,993)
Net income	462,941	59,460	509,092	29,060
Less:
Net income (loss) attributable to noncontrolling interest	810	—	(7,489)	—
Net income attributable to Par Pacific stockholders	$462,131	$59,460	$516,581	$29,060

Weighted-average shares outstanding
Basic	48,509	50,373	48,460	52,052
Diluted	49,444	50,836	49,544	52,390

Income attributable to Par Pacific stockholders per share
Basic	$9.53	$1.18	$10.66	$0.56
Diluted	$9.35	$1.17	$10.43	$0.55

Balance Sheet Data
(Unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
Balance Sheet Data
Cash and cash equivalents	$184,997	$164,113
Working capital (1)	936,710	510,772
ABL Credit Facility	243,000	175,000
Term debt (2)	505,692	639,830
Total debt, including current portion	739,198	802,870
Total stockholders’ equity	1,982,441	1,511,540
______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Senior Notes, Term Loan Credit Agreement, and other long-term debt.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Refining Segment
Feedstocks Throughput (Mbpd)	181.4	186.6	182.7	181.4
Refined product sales volume (Mbpd)	201.3	204.5	195.1	194.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$41.22	$13.65	$26.17	$10.24
Production costs per bbl ($/throughput bbl)	7.71	7.20	7.32	7.30
D&A per bbl ($/throughput bbl)	1.61	1.47	1.57	1.56

Hawaii Refinery
Feedstocks Throughput (Mbpd)	73.2	88.1	81.4	83.8
Yield (% of total throughput)
Gasoline and gasoline blendstocks	27.2%	26.9%	28.0%	26.4%
Distillates	33.3%	40.4%	34.8%	37.6%
Fuel oils	34.3%	29.1%	32.2%	30.6%
Other products	2.6%	1.0%	2.3%	2.4%
Total yield	97.4%	97.4%	97.3%	97.0%

Refined product sales volume (Mbpd)	85.3	88.5	87.8	88.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$57.00	$10.18	$32.96	$9.57
Production costs per bbl ($/throughput bbl)	6.43	4.18	5.47	4.48
D&A per bbl ($/throughput bbl)	0.64	0.25	0.43	0.24

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Montana Refinery
Feedstocks Throughput (Mbpd)	52.7	44.2	54.8	48.0
Yield (% of total throughput)
Gasoline and gasoline blendstocks	47.5%	45.3%	47.1%	45.3%
Distillates	36.0%	30.4%	35.7%	31.5%
Asphalt	7.9%	13.9%	8.6%	12.5%
Other products	3.6%	4.3%	3.4%	3.7%
Total yield	95.0%	93.9%	94.8%	93.0%

Refined product sales volume (Mbpd)	56.2	55.6	53.5	51.5

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$37.22	$22.30	$21.57	$13.02
Production costs per bbl ($/throughput bbl)	10.16	14.18	9.58	12.22
D&A per bbl ($/throughput bbl)	2.66	2.83	2.61	2.56

Washington Refinery
Feedstocks Throughput (Mbpd)	41.2	40.8	32.1	39.7
Yield (% of total throughput)
Gasoline and gasoline blendstocks	24.2%	23.1%	24.1%	23.7%
Distillates	34.7%	35.2%	34.1%	35.5%
Asphalt	19.9%	18.8%	19.2%	17.1%
Other products	18.2%	19.5%	19.4%	20.1%
Total yield	97.0%	96.6%	96.8%	96.4%

Refined product sales volume (Mbpd)	40.7	45.7	35.6	41.1

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$20.31	$11.47	$16.02	$6.94
Production costs per bbl ($/throughput bbl)	4.21	3.73	5.40	3.94
D&A per bbl ($/throughput bbl)	1.43	1.91	1.99	1.96

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Wyoming Refinery
Feedstocks Throughput (Mbpd)	14.3	13.5	14.4	9.9
Yield (% of total throughput)
Gasoline and gasoline blendstocks	46.2%	44.1%	47.5%	46.1%
Distillates	44.2%	47.3%	44.1%	46.8%
Fuel oils	3.8%	3.5%	3.0%	3.1%
Other products	2.8%	3.1%	2.4%	2.4%
Total yield	97.0%	98.0%	97.0%	98.4%

Refined product sales volume (Mbpd)	19.1	14.7	18.2	13.4

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$34.03	$18.57	$30.49	$19.01
Production costs per bbl ($/throughput bbl)	15.28	14.50	13.52	20.81
D&A per bbl ($/throughput bbl)	3.27	3.64	3.16	6.37

Market Indices (average $ per barrel)
Hawaii Index	$46.06	$8.57	$38.62	$8.35
Montana Index	25.76	20.29	15.36	13.72
Washington Index	20.27	15.37	14.27	9.79
Wyoming Index	28.73	21.41	24.04	20.86
Combined Index	32.94	13.76	26.11	10.59

Market Cracks (average $ per barrel)
Singapore 3.1.2 Product Crack	$49.99	$13.56	$43.04	$13.34
Montana 6.3.2.1 Product Crack	36.64	29.00	25.92	23.04
Washington 3.1.1.1 Product Crack	33.75	24.16	25.20	18.12
Wyoming 2.1.1 Product Crack	36.77	22.68	29.54	22.21

Crude Oil Prices (average $ per barrel)
Brent	$96.68	$66.71	$87.58	$70.82
WTI	92.70	63.68	82.74	67.53
ANS (-) Brent	13.07	3.67	8.02	2.93
Bakken Guernsey (-) WTI	4.03	(1.00)	2.12	(1.40)
Bakken Williston (-) WTI	4.63	(2.20)	1.56	(2.64)
WCS Hardisty (-) WTI	(14.15)	(9.41)	(13.95)	(10.92)
MSW (-) WTI	1.78	(1.67)	(0.62)	(3.42)
Syncrude (-) WTI	8.93	2.17	4.80	0.11
Brent M1-M3	6.76	1.42	5.33	1.32

Retail Segment
Retail sales volumes (thousands of gallons)	30,709	30,848	58,773	60,279
_______________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. Total Refining Segment Adjusted Gross Margin per barrel is presented net of intercompany profit in inventory of ($0.11) per barrel and $0.29 per barrel for the three months ended June 30, 2026 and 2025, respectively, and $0.20 per barrel and $0.19 per barrel for the six months ended June 30, 2026 and 2025, respectively, which represents margin on intercompany sales where the inventory remains on our condensed consolidated balance sheet at period end.

Non-GAAP Performance Measures
Management uses certain financial measures and forecasts to evaluate our operating performance and allocate resources that are considered non-GAAP financial measures. The chief operating decision-maker (“CODM”) is the Chief Executive Officer (“CEO”), who uses certain non-GAAP financial measures and forecasts to allocate resources and evaluate our operating performance. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Operating expense includes certain shared costs such as finance, accounting, tax, human resources, information technology, and legal costs that are not directly attributable to specific operating segments. The criteria used to determine the allocation of these expenses generally reflect the time and resources required to provide the applicable service to other internal stakeholders. Remaining expenses are included in the reconciliation of reportable segment Adjusted EBITDA to consolidated pre-tax income (loss) as unallocated corporate general and administrative expenses.
Management, including the CODM, uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) attributable to Par Pacific stockholders, Adjusted EBITDA (as defined below) and Adjusted EBITDA by segment (as defined below) are useful supplemental financial measures that allow management and investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Beginning with the financial results reported for the fourth quarter of 2025, Adjusted Net Income (Loss) attributable to Par Pacific stockholders excludes the portion of non-GAAP adjustments associated with the noncontrolling interest in our joint venture established on October 21, 2025. Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA by segment also excludes other operating gains and losses (which primarily includes the impacts of the noncash remeasurement of our environmental liabilities). This modification improves comparability between periods by excluding non-cash gains and losses that do not reflect ongoing underlying business operations.
Beginning with the financial results reported for the fourth quarter of 2025, Adjusted EBITDA includes the Adjusted Net Income (Loss) attributable to noncontrolling interests associated with our joint venture established on October 21, 2025.
Adjusted Gross Margin
Adjusted Gross Margin is defined as Operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and D&A expense from refining and logistics investments;
•	impairment expense;
•	other operating (gain) loss, net (which primarily includes the impacts of the noncash remeasurement of our environmental liabilities);
•	Par's portion of accounting policy differences from refining and logistics investments;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustment (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act ("Washington CCA") and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.

The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended June 30, 2026	Refining	Logistics	Retail
Operating Income	$629,916	$22,519	$14,553
Operating expense (excluding depreciation)	128,452	5,262	23,408
Depreciation, depletion, and amortization	26,652	6,142	2,759
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	684	1,170	—
Inventory valuation adjustment	(35,704)	—	—
Environmental obligation mark-to-market adjustments	(41,243)	—	—
Unrealized gain on derivatives	(28,290)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(183)	—	—
Other operating loss, net	144	—	—
Adjusted Gross Margin (1)	$680,428	$35,093	$40,720

Three months ended June 30, 2025	Refining	Logistics	Retail
Operating Income	$81,320	$23,741	$20,793
Operating expense (excluding depreciation)	123,597	4,797	20,286
Depreciation, depletion, and amortization	24,919	6,530	2,510
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,204	751	—
Inventory valuation adjustment	28,530	—	—
Environmental obligation mark-to-market adjustments	1,360	—	—
Unrealized gain on derivatives	(28,815)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(526)	—	—
Other operating loss (gain), net	191	(1,417)	—
Adjusted Gross Margin (1)	$231,780	$34,402	$43,589

Six months ended June 30, 2026	Refining	Logistics	Retail
Operating Income	$686,232	$47,039	$27,558
Operating expense (excluding depreciation)	244,372	11,154	44,114
Depreciation, depletion, and amortization	52,073	11,942	5,194
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,611	2,252	—
Inventory valuation adjustment	(96,930)	—	—
Environmental obligation mark-to-market adjustments	(70,751)	—	—
Unrealized loss on derivatives	48,621	—	—
Par's portion of accounting policy differences from refining and logistics investments	(595)	—	—
Other operating loss, net	870	125	—
Adjusted Gross Margin (1)	$865,503	$72,512	$76,866

Six months ended June 30, 2025	Refining	Logistics	Retail
Operating Income	$56,599	$45,630	$36,754
Operating expense (excluding depreciation)	242,217	9,162	41,455
Depreciation, depletion, and amortization	51,316	13,349	5,172
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,356	1,717	—
Inventory valuation adjustment	16,843	—	—
Environmental obligation mark-to-market adjustments	6,314	—	—
Unrealized gain on derivatives	(38,257)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(1,471)	—	—
Other operating loss (gain), net	191	(1,417)	1
Adjusted Gross Margin (1)	$336,108	$68,441	$83,382
________________________________________
(1)For the three and six months ended June 30, 2026 and 2025, there was no impairment expense in Operating income.

Adjusted Net Income (Loss) Attributable to Par Pacific Stockholders and Adjusted EBITDA
Adjusted Net Income (Loss) attributable to Par Pacific stockholders is defined as Net income (loss) attributable to Par Pacific stockholders excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy;
•	Par’s share of equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions;
•	Par's portion of accounting policy differences from refining and logistics investments;
•	other operating (gain) loss, net (which primarily includes the impacts of the noncash remeasurement of our environmental liabilities); and
•	noncontrolling interest impact of non GAAP adjustments.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) attributable to Par Pacific stockholders plus Adjusted Net Loss attributable to noncontrolling interests excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA to the most directly comparable GAAP financial measure, Net income (loss) attributable to Par Pacific stockholders, on a historical basis for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Par Pacific stockholders	$462,131	$59,460	$516,581	$29,060
Inventory valuation adjustment	(35,704)	28,530	(96,930)	16,843
Environmental obligation mark-to-market adjustments	(41,243)	1,360	(70,751)	6,314
Unrealized loss (gain) on derivatives	(28,892)	(28,166)	47,987	(37,523)
Acquisition and integration costs	—	—	64	—
Par West redevelopment and other costs	3,676	4,690	6,661	8,672
Debt extinguishment and commitment costs	11,461	—	11,523	25
Changes in valuation allowance and other deferred tax items (1)	122,340	15,473	132,968	8,579
Severance costs and other non-operating expense (2)	13	552	66	1,278
Equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions	1,666	(1,856)	(7,513)	(2,582)
Par's portion of accounting policy differences from refining and logistics investments	(183)	(526)	(595)	(1,471)
Other operating loss (gain), net	296	(1,226)	1,147	(1,225)
Noncontrolling interest impact of non-GAAP adjustments	3,630	—	(3,475)	—
Adjusted Net Income attributable to Par Pacific stockholders (3)	499,191	78,291	537,733	27,970
Adjusted Net Loss attributable to noncontrolling interests (4)	(2,820)	—	(4,014)	—
Depreciation, depletion, and amortization	36,454	34,712	70,914	71,298
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	14,870	21,457	30,836	43,220
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,854	1,955	3,863	4,073
Income tax expense	21,706	1,414	23,418	1,414
Adjusted EBITDA (3)	$571,255	$137,829	$662,750	$147,975
___________________________________
(1)For the three and six months ended June 30, 2026, we recognized a non-cash deferred tax expense of $122.3 million and $133.0 million, respectively, driven by an increase in our 2026 taxable income. For the three and six months ended June 30, 2025, we recognized a non-cash deferred tax expense of $15.5 million and $8.6 million, respectively, related to deferred state and federal tax liabilities.
(2)For the six months ended June 30, 2025, we incurred $0.3 million of stock-based compensation expenses associated with equity awards modifications.
(3)For the three and six months ended June 30, 2026 and 2025, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, cash distributions from Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA made during the reporting periods.
(4)Represents the amount necessary to reconcile Adjusted Net Income (Loss) attributable to Par Pacific stockholders to consolidated adjusted net income (loss) used in calculating Adjusted EBITDA. The amount equals net income (loss) attributable to noncontrolling interest minus the noncontrolling interest impact of non-GAAP adjustments.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) attributable to Par Pacific stockholders per share (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted Net Income attributable to Par Pacific stockholders	$499,191	$78,291	$537,733	$27,970

Numerator for diluted income per common share	$499,191	$78,291	$537,733	$27,970

Basic weighted-average common shares outstanding	48,509	50,373	48,460	52,052
Add dilutive effects of common stock equivalents (1)	935	463	1,084	338
Diluted weighted-average common shares outstanding	49,444	50,836	49,544	52,390

Basic Adjusted Net Income attributable to Par Pacific stockholders per common share	$10.29	$1.55	$11.10	$0.54
Diluted Adjusted Net Income attributable to Par Pacific stockholders per common share	$10.10	$1.54	$10.85	$0.53

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	other operating loss (gain), net (which includes the impacts of the noncash remeasurement of our environmental liabilities);
•	impairment expense;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

Three Months Ended June 30, 2026	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$629,916	$22,519	$14,553	$(32,435)
Depreciation, depletion and amortization	26,652	6,142	2,759	901
Inventory valuation adjustment	(35,704)	—	—	—
Environmental obligation mark-to-market adjustments	(41,243)	—	—	—
Unrealized gain on commodity derivatives	(28,290)	—	—	—
Acquisition and integration costs	—	—	—	—
Par West redevelopment and other costs	—	—	—	3,676
Severance costs and other non-operating expense	—	13	—	—
Par's portion of accounting policy differences from refining and logistics investments	(183)	—	—	—
Other operating loss, net	144	—	—	152
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	684	1,170	—	—
Other loss, net	—	—	—	(171)
Adjusted EBITDA (1)	$551,976	$29,844	$17,312	$(27,877)

Three Months Ended June 30, 2025	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$81,320	$23,741	$20,793	$(29,094)
Depreciation, depletion and amortization	24,919	6,530	2,510	753
Inventory valuation adjustment	28,530	—	—	—
Environmental obligation mark-to-market adjustments	1,360	—	—	—
Unrealized gain on derivatives	(28,815)	—	—	—
Acquisition and integration costs	—	—	—	—
Par West redevelopment and other costs	—	—	—	4,690
Severance costs and other non-operating expense	201	193	44	114
Par's portion of accounting policy differences from refining and logistics investments	(526)	—	—	—
Other operating loss (gain), net	191	(1,417)	—	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,204	751	—	—
Other loss, net	—	—	—	(163)
Adjusted EBITDA (1)	$108,384	$29,798	$23,347	$(23,700)

Six months ended June 30, 2026	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$686,232	$47,039	$27,558	$(60,954)
Depreciation, depletion and amortization	52,073	11,942	5,194	1,705
Inventory valuation adjustment	(96,930)	—	—	—
Environmental obligation mark-to-market adjustments	(70,751)	—	—	—
Unrealized loss on derivatives	48,621	—	—	—
Acquisition and integration costs	—	—	—	64
Par West redevelopment and other costs	—	—	—	6,661
Severance costs and other non-operating expense	—	13	53	—
Par's portion of accounting policy differences from refining and logistics investments	(595)	—	—	—
Other operating loss, net	870	125	—	152
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,611	2,252	—	—
Other loss, net	—	—	—	(185)
Adjusted EBITDA (1)	$621,131	$61,371	$32,805	$(52,557)

Six months ended June 30, 2025	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$56,599	$45,630	$36,754	$(57,999)
Depreciation, depletion and amortization	51,316	13,349	5,172	1,461
Inventory valuation adjustment	16,843	—	—	—
Environmental obligation mark-to-market adjustments	6,314	—	—	—
Unrealized gain on derivatives	(38,257)	—	—	—
Acquisition and integration costs	—	—	—	—
Par West redevelopment and other costs	—	—	—	8,672
Severance costs and other non-operating expense	201	193	44	840
Par's portion of accounting policy differences from refining and logistics investments	(1,471)	—	—	—
Other operating loss (gain), net	191	(1,417)	1	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,356	1,717	—	—
Other loss, net	—	—	—	(534)
Adjusted EBITDA (1)	$94,092	$59,472	$41,971	$(47,560)
________________________________________
(1)For the three and six months ended June 30, 2026 and 2025, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative (income) loss, gain (loss) on settled derivative instruments, interest expense (income) and loan fees, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, bonus accrual, equity-based compensation expense, phantom units, expired acreage (non-cash), and other non-operating expenses. We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(6,677)	$527	$10,222	$(539)
Commodity derivative (income) loss	(6,593)	(3,356)	(21,320)	6,501
Gain (loss) on settled derivative instruments	13,777	4,243	16,467	(1,455)
Interest expense and loan fees	4,695	4,712	9,333	9,323
Gain on contingency	—	(294)	—	(294)
Depreciation, depletion, amortization, and accretion	11,142	8,171	20,355	15,970
Phantom units	1,333	(1,756)	2,070	(3,270)
Expired acreage (non-cash)	207	132	655	228
Other non-operating expenses	26	—	26	—
Total Adjusted EBITDAX (1)	$17,910	$12,379	$37,808	$26,464
________________________________________
(1)For the three and six months ended June 30, 2026 and 2025, there was no gain on extinguishment of debt, non-cash preferred dividend, bonus accrual, or equity-based compensation expense.